Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Johnson, Arthur B. Winkleblack and Theodore N. Bobby, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 and to sign any and all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or such person’s or persons’ substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed below as of the 30th day of August, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ William R. Johnson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
William R. Johnson

/s/ Charles E. Bunch	Director
Charles E. Bunch

/s/ Leonard S. Coleman, Jr.	Director
Leonard S. Coleman, Jr.

/s/ John G. Drosdick	Director
John G. Drosdick

/s/ Edith E. Holiday	Director
Edith E. Holiday

/s/ Candace Kendle	Director
Candace Kendle

/s/ Dean R. O’Hare	Director
Dean R. O’Hare

/s/ Nelson Peltz	Director
Nelson Peltz

/s/ Dennis H. Reilley	Director
Dennis H. Reilley

/s/ Lynn C. Swann	Director
Lynn C. Swann

/s/ Thomas J. Usher	Director
Thomas J. Usher

/s/ Michael F. Weinstein	Director
Michael F. Weinstein

/s/ Arthur B. Winkleblack	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Arthur B. Winkleblack

/s/ Edward J. McMenamin	Senior Vice President – Finance (Principal Accounting Officer)
Edward J. McMenamin